As filed with the Securities and Exchange Commission on November 25, 2008.
SEC File No. 333-135531

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Post-Effective Amendment No. 2 to FORM SB-2 )

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ETERNAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	1000	20-0237026
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2549 W. Main Street, Suite 202
Littleton, Colorado 80120
(303) 798-5235
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brad Colby
President and Chief Executive Officer
Eternal Energy Corp.
2549 W. Main Street, Suite 202
Littleton, Colorado 80120
(303) 798-5235
FAX (303) 798-5767
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Randolf W. Katz, Esq. Bryan Cave LLP 3161 Michelson Drive, Suite 1500 Irvine, California 92612 Tel (949) 223-7000 Fax (949) 223-7100

Approximate date of commencement of proposed sale to the public: N/A

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filed ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF UNSOLD SECURITIES AND WITHDRAWAL OF REGISTRATION STATEMENT

        This S-1/A relates to the registration statement on Form SB-2 (File No. 333-135531) (the “Registration Statement”) of Eternal Energy Corp. (the “Company”) pertaining to the resale of the Company’s common stock held by selling security-holders listed therein (the “Selling Security-holders”), which was filed with the Securities and Exchange Commission and became effective on February 6, 2007.

        The Company’s contractual obligation to maintain the effectiveness of the Registration Statement with respect to the common stock held by the Selling Security-holders has terminated and the Company wishes to discontinue the effectiveness of the Registration Statement. As a result and pursuant to the Company’s undertaking in Item 28 of Part II of the Registration Statement, the Company hereby withdraws from registration all of the unsold portion of securities registered in the Registration Statement, including all amendments, prospectus supplements and exhibits thereto, which unsold securities amount to 11,696,200 shares of common stock and 14,180,000 shares of common stock underlying options.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Littleton, State of Colorado, on November 25, 2008.

ETERNAL ENERGY CORP.

By:	/s/ BRADLEY M. COLBY
Name: Bradley M. Colby Title: President, Chief Executive Officer, Treasurer, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: November 25, 2008

By:	/s/ BRADLEY M. COLBY
Name: Title:	Bradley M. Colby President, Chief Executive Officer, Treasurer, and Director (Principal Executive Officer)

By:	/s/ KIRK STINGLEY
Name: Title:	Kirk Stingley Chief Financial Officer (Principal Financial Officer)

By:
Name: Title:	John Anderson Director

By:	/s/ PAUL RUMLER
Name: Title:	Paul Rumler Director